Exhibit 99.12

        (Text of graph posted to Ashland Inc.'s website concerning APAC's monthly revenue and twelve month rolling average revenue)

                       APAC Monthly Revenue ($, Millions)

                       2000         2001        2002        2003        2004
                       ----         ----        ----        ----        ----
January                133           88         113          99          106
February               134          151         161         126          131
March                  165          145         150         148          171
April                  237          206         216         195          204
May                    236          306         289         262          279
June                   229          234         251         226          214
July                   269          241         231         236          233
August                 256          324         314         311          307
September              242          309         246         238          230
October                293          313         259         309          285
November               174          216         179         201          176
December               153          152         121         140          150



                      APAC 12 Month Rolling Average ($, Millions)

                       2000         2001        2002        2003        2004
                       ----         ----        ----        ----        ----
January                159          206         226         210          208
February               163          208         227         207          209
March                  169          206         227         207          211
April                  177          203         228         205          211
May                    182          209         226         203          213
June                   189          210         228         201          212
July                   199          207         227         201          211
August                 202          213         226         201          211
September              209          219         221         200          210
October                216          220         216         204          208
November               217          224         213         206          206
December               210          224         211         208          207